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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-70747 of Career Education Corporation of our report dated October 27, 1997 on the consolidated financial statements of The Katherine Gibbs Schools, Inc. and Subsidiaries for the year ended December 31, 1995 and 1996, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, New York
February 26, 1999